UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

December 17, 2018	333-132456
Date of Report (Date of earliest event reported)	Commission File Number

SECURITY DEVICES INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	71-1050654
(State or other jurisdiction of incorporation or	(I.R.S. Employer Identification Number)
organization)

107 Audubon Road, Bldg 2, Suite 201
Wakefield, Massachusetts 01880
(Address of Principal Executive Offices) (Zip Code)

(978) 868-5011
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Emerging Growth Company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.07      Submissions of Matters to a Vote of Security Holders

On December 11, 2018 Security Devices International Inc. (the “Company”) held an annual and special meeting (the “Meeting”) of the Company’s shareholders. At the Meeting, the shareholders of the Company (1) elected all five (5) of the Company’s director nominees; (2) ratified the appointment of UHY McGovern Hurley LLP as the Company’s independent registered public accounting firm for the fiscal year ended November 30, 2018; (3) approved the amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock to 300,000,000.

The following is a tabulation of the votes for each individual director nominee:

Director	For	Withheld	Abstain	Broker Non- Vote
Dean Thrasher	30,193,298	405,100		11,457,040
Bryan Ganz	30,193,398	405,000		11,457,040
Paul Jensen	30,253,398	345,000		11,457,040
Karen Bowling	30,253,298	345,100		11,457,040
Don Levantin	30,253,298	345,100		11,457,040

The following is a tabulation of the votes for (1) the ratification of the appointment of UHY McGovern Hurley LLP (“MH”) as the Company’s independent registered public accounting firm; (2) the approval of the amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock to 300,000,000:

Item Approved	For	Withheld/Against	Abstain	Broker Non-Vote
Ratification of MH	41,943,674	111,763		1
Amendment to Certificate of Incorporation	41,095,206	960,231		1

Item 9.01      Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transaction.

Not applicable.

(d)	Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECURITY DEVICES INTERNATIONAL INC.

December 17, 2018		/S/Paul Jensen
	Name:	Paul Jensen
	Title:	CEO